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                                                                   Exhibit 10.13

                                     [LOGO]
                             Dr. Gustav-Adolf Lange
                                      NOTAR

                              BEGLAUBIIGTE ABSCHRIFT
                               URKUNDE NR.117/2002L


                             SHAREHOLDERS' AGREEMENT



                                     between


                             ZELLSTOFF STENDAL GMBH,
                                    ARNEBURG,

                           STENDAL PULP HOLDING GMBH,
                                     BERLIN,


                          RWE INDUSTRIE-LOSUNGEN GMBH,
                                    DUISBURG,


                     FAHR BETEILIGUNGEN AKTIENGESELLSCHAFT,
                                     KC I N




                                 26 August 2002



                             60325 FRANKFURT AM MAIN
                             SENCKENBERGANLAGE 20-22
                              TELEFON (069)97130-0
                             TELEFAX (069)97130-100


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Notarial Deed No. 117/2002

                                   NEGOTIATED

                     in Frankfurt am Main on August 26, 2002

                                    before me

                             the undersigned notary

 in the district of the Appellate Court (OBERLANDESGERICHT) of Frankfurt am Main

                             Dr. Gustav-Adolf Lange,

with office at Senckenberganlage 20-22, 60325 Frankfurt am Main, who has rendered himself on request to the law office of Clifford Chance Punder, Mainzer Landstr. 46, D-60325 Frankfurt am Main/Germany, appeared today

     1. Harald Gatzke, with business address at Niedergorner Damm 1, D-39596 Arneburg, Germany, identified by means of his German identity card No. 4941052360, acting not in his own name but in the name and on behalf of Zellstoff Stendal GmbH, Niedergorner Damm 1, D-39596 Arneburg, Germany, registered with the commercial register of the local court of Stendal under HR B 2446 ("ZSG"), as managing director authorized to act jointly with another managing director and under exemption from the restrictions imposed by Section 181 of the German Civil Code;

     2. Wolfram Ridder, with business address Charlottenstrasse 59, 10117 Berlin, identified by means of his German identity card No. 8856064425, acting not in his own name but in the name and on behalf of:

         a) Zellstoff Stendal GmbH, Niedergorner Damm 1, D-39596 Arneburg, Germany, registered with the commercial register of the local court of Stendal under HR B 2446 ("ZSG"), as managing director authorized to act jointly with another managing director and under exemption from the restrictions imposed by Section 181 of the German Civil Code; and

         b) Stendal Pulp Holding GmbH, Charlottenstrasse 59, D-10117 Berlin, Germany, currently registered with the commercial register of the local court of Munich under HR B 140406 and in the process of changing its registered seat from Munich to Berlin ("PULP HOLDING"), as managing director, authorized to act

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                  individually and under exemption from the restrictions imposed by Section 181 of the German Civil Code;

     3. Norbert Kreutzer, with business address at Sonnenwall 85, D-47051 Duisburg, Germany identified by means of his German identity card No. 5083077675, acting not in his own name but in the name and on behalf of RWE Industrie-Losungen GmbH, Sonnenwall 85, D-47051 Duisburg, Germany, registered with the commercial register of the local court of Duisburg under HR B 179 ("RWE"), as attorney-in-fact on the basis of the power of attorney dated August 21, 2002, presented to the notary public in the original form, a copy of which is attached to this deed;

     4. Rolf Neuwinger, with business address at Sonnenwall 85, D-47051 Duisburg, Germany, identified by means of his German identity card No. 5238041023, acting not in his own name but in the name and on behalf of RWE, as attorney-in-fact on the basis of the power of attorney dated August 21, 2002, presented to the notary public in the original form, a copy of which is attached to this deed; and

     5.  Peter Heinen, with business address at Dillenburger Strasse 69,
         D-51170 Koln, Germany, identified by means of his German identity card No. 5225125307, acting not in his own name but in the name and on behalf of FAHR Beteiligungen AG, Dillenburger Strasse 69, D-51170
         Koln, Germany, registered with the commercial register of the local court of Koln under HR B 36688 ("FAHR"), as director, authorized to act individually.


RWE, FAHR and Pulp Holding each, a "SHAREHOLDER", and together, the "SHAREHOLDERS".

The notary asked the persons appeared whether the notary or a person professionally associated with the notary has been working on the transaction which is the subject matter of this deed, other than in his capacity as notary. The persons appeared answered this question in the negative.

The notary having sufficient command of the English language was requested to notarize this deed in the English language. From a conversation with the persons appeared, the notary took evidence that they have sufficient command of the English language to follow and to understand the document here notarized. After having been instructed by the notary, the



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persons appeared waived their right to obtain the assistance of a sworn translator and to obtain a certified translation hereof.


The persons appeared asked that the following be notarized:



                             SHAREHOLDERS' AGREEMENT

WHEREAS:

A. Upon registration of the conversion of ZSG's Capital (as defined below) from DEM to Euro and its increase to Euro 15,000,000 (to which the Shareholders have agreed pursuant to the notarial deed No. 114/2002 of notary Gustav-Adolf Lange, dated August 26, 2002) with the commercial register of ZSG the Capital of ZSG will consist of Euro 15,000,000, and will be owned by the Shareholders as follows:

         NAME                                OWNED CAPITAL
         ----                                -------------
          RWE                               EUR   4,413,000
         FAHR                               EUR   1,050,000
     Pulp Holding                           EUR   9,537,000


B. In addition, the Shareholders have contributed, and agreed to further contribute prior to Financial Close (as defined below), Shareholder Loans (as defined below) to ZSG pursuant to the Shareholder Loan Agreements (as defined below) in the principal aggregate amounts as follows:

         NAME                              SHAREHOLDER LOANS
         ----                              -----------------
          RWE                               EUR  16,302,176
         FAHR                               EUR   3,890,290
     Pulp Holding                           EUR  35,063,180

C. In addition, the Shareholders have committed, under the Financing Documents (as defined below) to contribute further subordinated Shareholder Loans to ZSG under certain circumstances as further described in the Financing Documents, in the following proportions:


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
         NAME                              SHAREHOLDER LOANS
         ----                              -----------------
          RWE                               EUR   8,826,000
         FAHR                               EUR   2,100,000
         Pulp Holding                       EUR  19,074,000


D. The parties wish to work closely together to complete the Project (as defined below);

E. The parties hereto incorporate into this Agreement by reference, a notarial reference deed (No. 75/2002 of the notarial records register for 2002 of the notary Gustav-Adolf Lange, Frankfurt am Main, Germany, dated August 19, 2002) incorporating therein the subscription agreement dated December 8, 1999 among ZSG, TRT (as defined below), RWE, AIG (as defined below) (to which Fahr is the successor) and Mercer International Inc. (to which Pulp Holding is the successor) including all schedules and annexes thereto (the "SUBSCRIPTION AGREEMENT"). The parties hereto waive their right to have such reference deed read aloud to them and to have it attached to the present deed. The reference deed was available to the parties hereto in counterpart (AUSFERTIGUNG) during notarization. The parties hereto confirm to have full knowledge of the reference deed;

F. In addition to the provisions set forth in the Subscription Agreement, the Shareholders wish to establish their respective rights and obligations with respect to (i) the Shareholder Loans and their respective shareholdings in ZSG,
(ii) the management and control of ZSG, and (iii) other matters relating to ZSG as set forth in this Agreement;

G. The parties hereto incorporate into this Agreement by reference, a notarial reference deed (No. 112/2002 of the notarial records register for 2002 of the notary Gustav-Adolf Lange, Frankfurt am Main, Germany, dated August 23, 2002) incorporating therein the credit facility agreement dated August 26, 2002 among ZSG as borrower and Bayerische Hypo- und Vereinsbank AG as arranger, agent, security agent and original lender including all schedules and annexes thereto in its final draft version, and certain agreements concluded in connection with such facility agreement (together, the "FINANCING DOCUMENTS"). The parties hereto waive their right to have such reference deed read aloud to them and to have it attached to the present deed. The reference deed was available to the parties hereto in counterpart (AUSFERTIGUNG) during notarization. The parties hereto confirm to have full knowledge of the reference deed; and



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H. On August 26, 2002, the Shareholders have resolved, and incorporate into this
Agreement by reference, a notarial shareholders' resolution (No. 114 of the notarial records register for 2002 of the notary Gustav-Adolf Lange, Frankfurt am Main, Germany) amending ZSG's articles of association. The parties hereto waive their right to have such shareholders' resolution read aloud to them and to have it attached to the present deed. The shareholders' resolution was available to the parties hereto in counterpart (AUSFERTIGUNG) during notarization. The parties hereto confirm to have full knowledge of the shareholders' resolution.


NOW THEREFORE THIS AGREEMENT WITNESSES that the parties hereto agree as follows:



                    ARTICLE 1- DEFINITIONS AND INTERPRETATION

DEFINITIONS. In this Agreement, and the recitals hereto, unless something in the subject matter or context is inconsistent therewith, the following capitalized words and terms shall have the following meanings, respectively:

         (a) "ACCEPTANCE" has the meaning ascribed thereto in the EPC Contract (as defined below);

         (b) "ACT OF INSOLVENCY" means, when used in relation to a Shareholder, that, without the prior written consent of all of the other Shareholders,

                  (i) the Shareholder becomes insolvent or unable to pay its debt as they become due and payable or, as an insolvent debtor, takes the benefit of any legislation now or hereafter in force for bankrupt or insolvent debtors, or the opening of insolvency proceedings is refused for lack of assets; and

                  (ii) a filing has been made with any competent court or administration for the purposes of commencing insolvency, bankruptcy, voluntary or involuntary composition or similar proceedings with respect to the Shareholder.



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         (c)      "AFFILIATE" means any juridical entity controlling, controlled by or under common control with, another juridical entity, whereby control of any entity shall be determined by the direct or indirect ownership or control of more than 50 percent in voting power of the equity interest of such entity;

         (d) "AGREEMENT" means this agreement dated August 26, 2002 among ZSG, RWE, FAHR and Pulp Holding, including all schedules and annexes hereto, as amended from time to time;

         (e) "AIG" means AIG Altmark Industrie AG to which Fahr is the successor;

         (f) "ANNUAL OPERATING PLAN" means an annual operating plan prepared by ZSG and presented to the Shareholders which sets forth, INTER ALIA, the operating, capital expenditure and maintenance plan for the Mill (as defined below) and the Project (as defined below) for the upcoming fiscal year in reasonable detail;

         (g) "APPRAISAL" has the meaning ascribed thereto in Section 8.6(a) hereof;

         (h) "APPRAISED VALUE" means the compensation or purchase price for Capital determined by one or more appraisers, as the case may be, pursuant to Section 8.6 hereof;

         (i) "ARBITRATION RULES" means the rules set forth in ANNEX 1 hereto;

         (j) "BGB" has the meaning ascribed thereto in Section 8.2(b) hereof;

         (k) "BUSINESS DAY" means any day on which banks are open for business in Frankfurt am Main, Germany;

         (l) "CAPITAL" means the stated capital of ZSG and, with respect to each Shareholder, means the stated share capital of the shares of ZSG held by such Shareholder;

         (m) "CLOSING DATE" has the meaning ascribed thereto in Section 8.2 hereof;

         (n)      "DEM" means Deutsche Mark;



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         (o)      "DEFAULTING SHAREHOLDER" has the meaning ascribed thereto in
                  Section 8.1 hereof;

         (p) "EPC CONTRACTOR" means RWE as the contractor of the EPC Contract (as defined below);

         (q) "EPC CONTRACT" means the contract entered into on August 26, 2002 by ZSG and the EPC Contractor for the design, engineering, procurement, construction and start up of the Mill (as defined below), as amended from time to time;

         (r)      "EURO", "EUR" AND "E" mean the legal currency of Germany;

         (s) "EVENT OF DEFAULT" means, when used in relation to a Shareholder, that such Shareholder has materially defaulted in the performance of its obligations (i) pursuant to this Agreement, (ii) pursuant to any agreement entered into between or among such Shareholder, on the one hand, and the other Shareholders or ZSG, on the other hand, relating to ZSG or the Project, or (iii) pursuant to the Financing Documents, if such default has not been cured within five (5) Business Days after receipt by such Shareholder of a notice from ZSG or any other Shareholder asking such Shareholder to cure such default;

         (t) "FAHR" has the meaning ascribed thereto in introduction no. 5 hereof;

         (u) "FINANCIAL CLOSE" means the date on which all conditions precedent for the first advance of funds by the Project Lenders (as defined below) are satisfied or waived pursuant to the terms of the Financing Documents;

         (v) "FINANCING DOCUMENTS" has the meaning ascribed thereto in Recital G hereto;

         (w)      "FORCED TRANSFER" has the meaning ascribed thereto in Section
                  8.2(b);

         (x) "GAAP" means German generally accepted principles of accounting and bookkeeping;

         (y) "GmbHG" has the meaning ascribed thereto in Section 8.2(b) hereof;



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         (z)      "GOVERNMENTAL APPROVAL" means the consent of any Governmental
                  Authority (as defined below) which may be required at any time and from time to time to ensure that the performance of any party hereto of any obligation under this Agreement is not in contravention of any law, regulation or published policy of, or administered by, such Governmental Authority, or which may be required in order to ensure that the holding or continued holding by ZSG of any franchise, license, permit or other permission or authority required to carry on its business is unaffected;

         (aa) "GOVERNMENTAL AUTHORITY" means any legislative, executive, judicial or administrative body, court or person, whether EU, federal, state or local, and any governmental authority, governmental tribunal or governmental commission of any kind having jurisdiction in the relevant circumstances;

         (bb) "INFORMATION" means any and all information in respect of the Project and ZSG furnished by any of the parties hereto to another, its respective directors, managing directors, employees, agents or representatives in any and all analyses, compilations, data studies or other documents, whether in oral or written form or on computer disks or other forms of electronic storage, prepared by any of the parties hereto or its respective representatives containing or based upon any such information;

         (cc) "MILL" means a bleached softwood kraft pulp mill with an annual average production capacity of approximately 552,000 tonnes to be located at a site in Arneburg, Germany;

         (dd) NON-DEFAULTING SHAREHOLDERS" has the meaning ascribed thereto in Section 8.2 hereof;

         (ee) "NOTICE" has the meaning ascribed thereto in Section 6.1 hereof;

         (ff)     "NOTICE PERIOD" has the meaning ascribed thereto in Section
                  8.2 hereof;

         (gg) "OFFER" has the meaning ascribed thereto in Section 6.1 hereof;

         (hh) "OFFEREE(S)" has the meaning ascribed thereto in Section 6.2 hereof;

         (ii)     "OFFERED CAPITAL" has the meaning ascribed thereto in Section
                  6.1 hereof;



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         (jj)     "OFFEROR" has the meaning ascribed thereto in Section 6.1
                  hereof;

         (kk) "ORIGINAL SHAREHOLDERS' AGREEMENT" means the shareholders' agreement dated March 21, 1997 among TRT, RWE, AIG and Kvaerner plc, as amended from time to time;

         (ll)     "PERMITTED TRANSFEREE" means, in respect of any Shareholder:

                  (i)      an Affiliate; or
                  (ii) a trust of which such Shareholder or an Affiliate thereof is the sole beneficiary;

         (mm) "PERSON" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator or other legal representative;

         (nn)     "PIGGYBACK CAPITAL" shall have the meaning ascribed thereto in
                  Section 7.1;

         (oo)     "PIGGYBACK DEMAND" shall have the meaning ascribed thereto in
                  Section 7.1;

         (pp)     "PIGGYBACK NOTICE" shall have the meaning ascribed thereto in
                  Section 7.1;

         (qq)     "PIGGYBACK OFFER" shall have the meaning ascribed thereto in
                  Section 7.2;

         (rr) "PROJECT" means the project to finance, construct, bring into commercial production and operate the Mill;

         (ss) "PROJECT FINANCING" means financing from Project Lenders for ZSG to complete the Project and finance the start-up and ongoing operations of the Mill in an amount of E 827,950,000 under the Financing Documents, as amended from time to time;

         (tt)     "PROJECT LENDERS" means the lenders providing the Project
                  Financing;

         (uu) "PULP HOLDING" has the meaning ascribed thereto in introduction no. 2.b) hereof;

         (vv)     "PURCHASE PRICE" has the meaning ascribed thereto in Section
                  6.1 hereof;



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

         (ww) "PURCHASER(S) has the meaning ascribed thereto in Section 9.3 hereof;

         (xx)     "REJECTED CAPITAL" has the meaning ascribed thereto in Section
                  6.3 hereof;

         (yy) "RWE" has the meaning ascribed thereto in introduction no. 3 hereof;

         (zz) "SALE NOTICE" has the meaning ascribed thereto in Section 8.2 hereof;

         (aaa) "SHAREHOLDER LOAN AGREEMENTS" means the subordinated loan agreements between, on the one side, ZSG, and, on the other side, RWE in the amount of Euro 16,302,176 (dated August 26,
                  2002), FAHR in the amount of Euro 3,890,290 (dated August 26,
                  2002) or Pulp Holding in the amount of Euro 35,063,180 (dated August 26, 2002), respectively, copies of which are attached hereto as SCHEDULE 1(aaa), as amended from time to time;

         (bbb) "SHAREHOLDER LOANS" means all amounts advanced by Shareholders to ZSG from time to time (including interest thereon), including, but not limited to, all amounts advanced by, or outstanding to, Shareholders under the Shareholder Loan Agreements;

         (ccc) "SITE" means the real estate on which the Mill shall be built and operated;

         (ddd) "SOLD CAPITAL" has the meaning ascribed thereto in Section 9.1 hereof;

         (eee) "SUBSCRIPTION AGREEMENT" has the meaning ascribed thereto in Recital E hereto;

         (fff)    "TRIGGERING EVENT" has the meaning ascribed thereto in Section
                  8.1 hereof;

         (ggg) "TRT" means Thyssen Rheinstahl Technik GmbH to which Thyssen Rheinstahl Technik-N GmbH was the successor;

         (hhh) "VENDOR" has the meaning ascribed thereto in Section 9.2 hereof;

         (iii) "ZSG" has the meaning ascribed thereto in introduction no. 1 hereof.


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              ARTICLE 2 - REPRESENTATIONS, WARRANTIES AND COVENANTS


2.1 REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each party hereto hereby represents and warrants (GARANTIERT) (as to itself only and not as to any other party hereto) to the other parties hereto, and acknowledges and confirms that the other parties hereto are relying on such representations and warranties in connection with entering into this Agreement, as of the date hereof and as of Financial Close, that:

         (a) it is a German limited liability company or stock corporation, as applicable, duly existing and in good standing under the laws of Germany;

         (b) it has the capacity and corporate authority to enter into, and perform all of its obligations under, this Agreement;

         (c) it can fulfill its obligations hereunder without violating the terms of its constitutive documents, by-laws or any agreement to which it is a party or by which it is bound by any law or regulation applicable to it;

         (d) it has taken all necessary corporate action to authorize the execution and performance of this Agreement; and

         (e) this Agreement constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms.

2.2 CAPITAL OWNERSHIP. Each Shareholder represents and warrants (GARANTIERT) (as to itself only and not as to any other party hereto, except in the case of FAHR also including AIG where applicable) as of the date hereof and as of Financial Close that:

         (a) as at the date of entry into the commercial register of ZSG of the conversion of ZSG's Capital into Euro and the increase of ZSG's Capital to Euro 15.000.000 described in Recital A hereto, it is the owner of the Capital set out opposite its name in Recital A hereto;

         (b) on the date hereof, it has or will have contributed to ZSG all funds necessary to be or, upon entry into the commercial register of ZSG of the increase of ZSG's Capital to Euro
                  15.000.000 as described in Recital A hereto, become the owner of the Capital set out opposite its name in Recital A;

         (c) on the date hereof, the amount of Shareholder Loans advanced by it to ZSG is or will be as set forth in Recital B hereto and there are no other advances or amounts due to it from ZSG, except (i) as concerns AIG, the obligation of ZSG to pay the second purchase price installment for the Site in the amount of Euro 1,755,686 (plus VAT) and all claims under the rental agreement dated May 16, 2002 (notarial deed No. 512 of the notarial records register for 2002 of the notary Falk Ewald, Stendal) and to reimburse to AIG funds which it made available to ZSG for certain ancillary Site acquisition costs in the total amount of Euro 546,794, and (ii) as concerns RWE, the obligation of ZSG to reimburse to RWE funds which it made available to ZSG for certain ancillary Site acquisition costs in the total amount of Euro 1,590,899, which ancillary Site acquisition costs are set forth on SCHEDULE 2.2(c) hereto;

         (d) such Shareholder Loans constitute the legal, valid and binding obligations, enforceable in accordance with their terms, of the respective Shareholder, and, through the date of full and complete repayment of all sums owed by ZSG to the lenders under the Financing Documents, such Shareholder Loans are subordinated to all current and future indebtedness of ZSG including the Project Financing; and

         (e) as at the date hereof and as at the date of entry into the commercial register of ZSG of the increase of ZSG's Capital to Euro 15,000,000 described in Recital A hereto, the Capital owned by each Shareholder is free and clear of all claims, liens and encumbrances whatsoever and, except as provided herein or as required under the Financing Documents, no person has any agreement or option or any right capable of becoming an agreement for the purchase of any such Capital, and no person has any agreement or option or any right capable of becoming an agreement for the issuance or subscription of any Capital.

2.3 NO OTHER CAPITAL/SHAREHOLDER LOANS. ZSG warrants (GARANTIERT) as at the date hereof and as of Financial Close that:

         (a) the Capital listed in Recital A hereto is the only issued Capital and there exist no securities convertible into Capital;

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

         (b) the Shareholder Loans listed in Recital B hereto are the only advances or amounts due to Shareholders (including for this purpose AIG and Mercer) except, (i) as concerns AIG, the obligation of ZSG to pay the second purchase price installment for the Site in the amount of Euro 1,755,686 (plus VAT) and all claims under the rental agreement dated May 16, 2002 (notarial deed No. 512 of the notarial records register for 2002 of the notary Falk Ewald, Stendal) and to reimburse to AIG funds which it made available to ZSG for certain ancillary Site acquisition costs in the total amount of Euro 546,794, and (ii) as concerns RWE, the obligation of ZSG to reimburse to RWE funds which it made available to ZSG for certain ancillary Site acquisition costs in the total amount of Euro 1,590,899; and

         (c) except as provided in this Agreement and in the Subscription Agreement or as is required under the Financing Documents, no person has any agreement with, or option or right granted by, ZSG that is capable of becoming an agreement for the purchase, subscription or issuance of any unissued Capital or any securities convertible into Capital.

2.4 VOTING TO GIVE EFFECT TO AGREEMENT. The Shareholders agree among each other that they shall exercise all of their voting rights with respect to the Capital and other powers of control available to them in relation to ZSG in order to give full effect to this Agreement and ensure that the affairs of ZSG are conducted pursuant to the terms hereof and, to the extent not explicitly superceded by this Agreement, the Subscription Agreement.

2.5 UNDERTAKINGS. The parties hereto undertake VIS-A-VIS each other as follows:

         (a) RWE (i) undertakes to procure the issuance by RWE Solutions AG (its parent company) of any payment security requested by the EPC Contractor under the EPC Contract, and to the extend legally possible, (ii) hereby undertakes VIS-A-VIS the other Shareholders not to claim from ZSG the issuance to the EPC Contractor of any payment security under the EPC Contract;

         (b) RWE undertakes to notify ZSG and the remaining Shareholders without undue delay if it becomes aware of any change in the terms of, cancellation or replacement of the profit and loss transfer agreement dated June 27, 2000/June 29, 2000 between RWE AG and RWE Solutions AG;

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

         (c) FAHR undertakes to indemnify and hold harmless ZSG, RWE and/or Pulp Holding against any damage, cost or claim incurred by, or asserted against, ZSG, RWE and/or Pulp Holding in connection with, or as a result of, any hazardous substances or contamination on, or emanating from, the Site; and

         (d) FAHR undertakes to procure that AIG shall co-operate with, and provide all reasonable assistance to, the parties hereto in relation to all matters concerning the Site and any land adjoining the Site.

2.7 SURVIVAL. The covenants, representations and warranties contained in this Agreement shall survive the execution of this Agreement and, notwithstanding such execution and regardless of any investigation made by or on behalf of any party hereto with respect thereto, shall, to the extent permitted by law, continue in full force and effect for the benefit of each party hereto to which such covenants, representations and warranties were made until the expiry of three years following the termination of this Agreement.



                          ARTICLE 3 - MANAGEMENT OF ZSG


The management of ZSG shall be conducted as in more detail set forth in this
Article 3, except where mandatory German corporate law requires otherwise.


3.1      MANAGING DIRECTORS OF ZSG

         (A) APPOINTMENT OF MANAGING DIRECTORS. Managing directors of ZSG shall be such persons as may be appointed from time to time by Shareholders' resolution adopted with a majority representing a simple majority of the Capital taking part in the vote. This
                  Section 3.1(a) shall apply MUTATIS MUTANDIS to the removal of any managing directors of ZSG as well as the entering into, and the termination of, any service agreement with any managing director of ZSG.

         (B) TERM OF OFFICE. The appointment of managing directors shall be effective until changed by resignation or decision of the Shareholders or expiration of the appointment. The Shareholders may appoint such additional managing directors or remove any appointed managing director as they may determine from time to time.

         (C) RESTRICTION OF POWERS. To the extent that this Agreement specifies that any matters may only be or shall be dealt with or approved by or shall require action by the Shareholders, the discretion and powers of the managing directors to manage the business and affairs of ZSG with respect to such matters shall be correspondingly restricted.

3.2      SHAREHOLDERS' MEETING

         (A) QUORUM FOR SHAREHOLDERS' MEETINGS. A Shareholders' meeting shall take place only if 2/3 of the Capital is present or represented at the meeting. In case the quorum is not met in any meeting of the Shareholders, a second meeting shall be held no earlier than two weeks after the date of such first meeting in which second meeting no requirement as to a quorum shall exist.

         (B) MAJORITY OF VOTES. Except if a larger majority is mandatory by applicable law (if applicable law requires a larger majority): and except as may be otherwise provided in this Agreement, all decisions of the Shareholders shall be adopted with a majority representing a simple majority of the Capital taking part in the vote.

3.3 SPECIAL APPROVAL. In addition to any other approval requirements explicitly set forth herein, under applicable law or pursuant to the articles of association (GESELLSCHAFTSVERTRAG) or resolutions of the Shareholders of ZSG, none of the following actions shall be effected without the prior approval of Shareholders holding at least three quarters of the Capital taking part in the vote or such other majority as required by mandatory applicable law:

         (a) the provision of financial assistance, whether by loan, guarantee or otherwise, by ZSG to any Shareholder or any other person not dealing at arm's length with such Shareholder or other person, except any loan or any distribution of capital reserves permitted by the Financing Documents, provided that any such loan or distribution is made simultaneously to all Shareholders in proportion to their Capital (for the approval of which a simple majority vote of the Capital taking part in the vote shall be required).

3.4 CHANGE OF CORPORATE FORM. The Shareholders shall in good faith review and consider the corporate form of ZSG.


                        ARTICLE 4 - OPERATION AND FINANCE

4.1 ANNUAL OPERATING PLAN. ZSG shall prepare an Annual Operating Plan for each financial year commencing with the financial year during which the "start-up" of the Mill is envisaged and present the same to the Shareholders for their approval at least thirty days prior to the beginning of the next financial year. Upon approval of the Annual Operating Plan by the Shareholders, ZSG shall (i) conduct its affairs as closely as reasonably practicable to the terms of the Annual Operating Plan, (ii) notwithstanding any other provision of this Agreement, ZSG may proceed to effect its business in accordance with the Annual Operating Plan without further approval of the Shareholders, and (iii) at least quarterly, report to the Shareholders with respect to the implementation of the Annual Operating Plan and variances thereto.

4.2 BANK ACCOUNTS. ZSG shall maintain a bank account or bank accounts at such financial institutions as the Shareholders shall from time to time determine. All bank accounts shall be kept in the name of ZSG and all cheques, bills, notes, drafts or other instruments shall require the signatures of such individuals as the Shareholders may from time to time determine.

4.3 ACCOUNTING RECORDS. Proper books of account shall be kept by ZSG and entries shall be made therein of all matters, terms, transactions and things as are usually written and entered into books of account in accordance with GAAP and each of the parties hereto shall at all times furnish to the others correct information, accounts and statements of and concerning all transactions pertaining to ZSG without any concealment or suppression. Within sixty days of the end of the financial year of ZSG, the books and accounts and the annual financial statements of ZSG shall be audited and certified by an internationally recognized accounting firm (which statements shall include a full reconciliation of such statements to U.S. generally accepted accounting principles) and thereupon be submitted to the Shareholders for approval.

4.4 ADDITIONAL FUNDING. Except as required pursuant to the Financing Documents, the Shareholders shall not be under any obligation to provide ZSG with any additional funding.

The decision of any Shareholder whether or not to participate in any additional funding shall be in such Shareholder's sole discretion and the refusal of any Shareholder to provide any additional funding shall not be considered a default of such Shareholder or give rise to any claims by any other party.



             ARTICLE 5 - RESTRICTIONS ON TRANSFER OF CAPITAL OF ZSG


5.1 NO DEALING WITH CAPITAL. Each of the Shareholders covenants that it will not sell, assign, donate, encumber, transfer, pledge, charge, subject to a security interest, or otherwise dispose of or in any way whatsoever, deal with the ownership of any Capital, securities convertible into Capital or Shareholder Loans now or hereafter owned by it, except in accordance with the terms of this Agreement or with the prior written unanimous consent of the other Shareholders, and in each case only as permitted under the Financing Documents. Without limiting the generality of the foregoing, the Shareholders agree that none of them shall transfer any Capital or Shareholder Loans to any third party (other than to a Permitted Transferee or, as concerns Pulp Holding, as set forth under
Section 5.5 (a) hereof) until Acceptance of the Mill.

5.2 TRANSFER TO PERMITTED TRANSFEREE. Notwithstanding the provisions of Section
5.1 hereof and any other provisions of this Agreement which restrict the disposition of, or dealing with, Capital or Shareholder Loans, a Shareholder shall at any time or from time to time have the right, subject to the provisions of the Financing Documents, to dispose of all or any Capital or Shareholder Loans held by such Shareholder to a Permitted Transferee, provided that at the time of such disposition:

         (a) such Permitted Transferee shall undertake VIS-A-VIS the other parties hereto, in form satisfactory to such other parties, acting reasonably, notwithstanding Section 5.3 hereof, to assume and be bound by all of the terms and obligations of the disposing Shareholder contained in this Agreement, the Financing Documents and all other agreements between or among the disposing Shareholder, on the one hand, and any of the other parties hereto, on the other hand, in connection with ZSG and the Project, except, in the case of RWE being the Shareholder from whom such Capital or Shareholder Loans are acquired, the EPC Contract and all agreements related thereto which shall continue to be binding obligations of RWE, in addition to the Shareholder from whom such Capital or Shareholder Loans are acquired (VERTRAGSBEITRITT, SCHULDBEITRITT);

         (b) the disposing Shareholder and the Permitted Transferee agree that the Permitted Transferee shall remain a Permitted Transferee of the Shareholder from whom such Capital or Shareholder Loans are acquired for so long as the Permitted Transferee is an owner of any Capital or Shareholder Loans; and

         (c) the other parties hereto receive, in form and substance satisfactory to them, acting reasonably, evidence that the Permitted Transferee is a Permitted Transferee of the Shareholder from whom Capital or Shareholder Loans are to be acquired and that the agreements referred to in Sections 5.2(a) and (b) above, are legal, valid and binding obligations of the Permitted Transferee and the disposing Shareholder, as applicable.

5.3 CONTINUING LIABILITY OF SHAREHOLDERS. Notwithstanding a disposition of Capital or Shareholder Loans to a Permitted Transferee, a disposing Shareholder shall VIS-A-VIS the other parties hereto remain jointly and severally liable together with the Permitted Transferee as principal obligor under all its obligations contained in this Agreement, the Financing Documents and all other agreements between or among the disposing Shareholder, on the one hand, and any of the other parties hereto, on the other hand, in connection with ZSG and the Project, and the disposing Shareholder agrees to unconditionally guarantee to the other parties hereto the due performance by the Permitted Transferee of all obligations imposed on such Permitted Transferee under this Agreement, the Financing Documents and such other agreements.

5.4 TRANSFER OF CAPITAL TO PERMITTED TRANSFEREE. If Capital or Shareholder Loans are transferred by a Shareholder to one or more Permitted Transferee(s), such Permitted Transferee(s), together with the Shareholder should such Shareholder retain any Capital or Shareholder Loans, shall be entitled to exercise all rights of such Shareholder and such Permitted Transferee hereunder, the articles of association of ZSG, the Financing Documents and under all other agreements between or among the disposing Shareholder, on the one hand, and any of the other parties hereto, on the other hand, in connection with ZSG and the Project only acting jointly and unanimously.

5.5      TRANSFER OF PULP HOLDING SHARES AND RWE SHARES.

         (a) TRANSFER OF PULP HOLDING SHARES. Notwithstanding the provision in Section 5.1 hereof and any other provisions of this Agreement which restrict the disposition of, or dealing with, Capital, Pulp Holding shall at any time or from time to time have the right, subject to the provisions of the Financing Documents, to dispose of any Capital together with or without any Shareholder Loans held by it representing up to 12.58% of the entire Capital of ZSG or a percentage of the Shareholder Loans extended by Pulp Holding to ZSG representing up to 12.58% of all Shareholder Loans, as the case may be, provided that at the time of such disposition the acquiror of such Capital shall undertake VIS-A-VIS the other parties hereto, in form satisfactory to such other parties, acting reasonably, to be bound by this Agreement and the Financing Documents (VERTRAGSBEITRITT).

         (b)      TRANSFER OF RWE SHARES. Notwithstanding the provision in
                  Section 5.1 hereof and any other provisions of this Agreement which restrict the disposition of, or dealing with, Capital, RWE shall at any time or from time to time have the right, subject to the provisions of the Financing Documents, to dispose of any Capital together with or without any Shareholder Loans held by it representing up to 4.31% of the entire Capital of ZSG or a percentage of the Shareholder Loans extended by RWE to ZSG representing up to 4.31% of all Shareholder Loans, as the case may be, provided that at the time of such disposition the acquiror of such Capital shall undertake VIS-A-VIS the other parties hereto, in form satisfactory to such other parties, acting reasonably, to be bound by this Agreement and the Financing Documents (VERTRAGSBEITRITT).

5.6 APPROVAL, INAPPLICABILITY OF PREEMPTIVE RIGHTS. If a transfer of Capital and Shareholder Loans is permitted pursuant to this Article 5, all Shareholders, in application of Section 4.1 of the articles of association of ZSG, hereby consent to and approve such transfer. Further, as a result of such consent and approval and the second sentence of Section 4.2 of ZSG's articles of association, neither Article 6 hereof nor any preemptive right (VORKAUFSRECHT) provided under ZSG's articles of association shall apply in the case of a sale and transfer pursuant to Sections 5.2 and 5.5 hereof.

                          ARTICLE 6 - PREEMPTIVE RIGHT


6.1 NOTICE OF PROPOSED SALE. If any Shareholder (in this Article 6 referred to as the "OFFEROR") receives a BONA FIDE written offer (in this Article 6 referred to as the "OFFER") from any person, firm or corporation (other than in the case of Sections 5.2 and 5.5) dealing at arm's length with the Offeror to purchase all or any part of the Capital together with or without all or part of any Shareholder Loans owned by the Offeror, which is acceptable to the Offeror, the Offeror shall give notice of such Offer (in this Article 6 and the subsequent
Article 7 referred to as the "NOTICE") to the other Shareholders, shall set out in the Notice the amount of Capital and Shareholder Loans to be sold pursuant to the Offer (in this Article 6 and the subsequent Article 7 referred to as the "OFFERED CAPITAL") and the terms upon which and the price at which (in this
Article 6 and the subsequent Article 7 referred to as the "PURCHASE PRICE") such Offered Capital would be sold pursuant to the Offer. This Article 6 and the subsequent Article 7 shall, however, only apply to Offers that provide for cash consideration and for no other consideration than cash.

6.2 RIGHT TO PURCHASE OFFERED CAPITAL. Subject to the provisions of the Financing Documents, upon the Notice being given, the other Shareholders (in this Article 6 and the subsequent Article 7 sometimes collectively referred to as the "OFFEREES" and sometimes individually referred to as an "OFFEREE") shall have the right to purchase all, but not less than all, of the Offered Capital for the Purchase Price. The Offerees shall be entitled to purchase the Offered Capital PRO RATA based upon the amount of the Capital owned by each Offeree (not taking into account the Offered Capital) or in such other proportion as the Offerees may agree in writing. ZSG shall in such a case give all necessary consents and take all action necessary so as to implement the above. For the purposes of this Section 6.2, any ancillary obligations offered by the third party in the Offer in connection with the purchase of the Offered Capital shall not be taken into consideration and the Offerees shall not be obligated to compensate or perform such ancillary obligations. If the Offer includes the sale of other objects in addition to the Offered Capital, the Offerees shall not be obligated to purchase such other objects.

6.3 NOTICE OF PURCHASE AND ADDITIONAL PURCHASES. Within ten Business Days of having been given the Notice, each Offeree desiring to purchase all of the Offered Capital that he is entitled to purchase in accordance with the provisions of Section 6.2 hereof shall give notice thereof to the Offeror and to the other Offerees. If any Offeree does not give such notice, the

Offered Capital that it had been entitled to purchase (in this Section 6.3 referred to as the "REJECTED CAPITAL") may instead be purchased by the Offerees who did give such notice, PRO RATA based upon the amount of the Capital owned by such Offerees as between themselves or in such other proportion as such Offerees may agree in writing, and, within five Business Days of the expiry of the ten Business Day period specified in this Section 6.3, each Offeree who desires to purchase all of the Rejected Capital that he is entitled to purchase in accordance with the provisions of this Section 6.3 shall give an additional notice thereof to the Offeror and to the other Offerees. If any Offeree entitled to give such additional notice does not do so, the Rejected Capital that he had been entitled to purchase may instead be purchased by the Offerees who did give such notice, and so on from time to time until the Offerees are willing to purchase all of the Offered Capital or until they are not willing to purchase any more. If the Offerees are willing to purchase all, but not less than all, of the Offered Capital, the transaction of purchase and sale shall be completed in accordance with the terms set out in the Notice, subject to the provisions of the Financing Documents.

6.4 SALE TO THIRD PARTY. If the Offerees do not give notice in accordance with the provisions of Section 6.3 hereof that they are willing to purchase all of the Offered Capital, notwithstanding the provisions of Article 7, the rights of the Offerees to purchase the Offered Capital shall forthwith cease and terminate and, as an exception to Section 5.1 hereof and subject to the provisions of the Financing Documents, the Offeror may sell the Offered Capital to the third party purchaser within sixty Business Days after the expiry of the ten Business Day period or five Business Day periods, as the case may be, specified in Section
6.3 hereof, for a price not less than the Purchase Price and on other terms no more favorable to such person than those set forth in the Notice, provided that the person to whom the Offered Capital is to be sold and transferred agrees vis-a-vis the other Shareholders prior to such transaction to be bound by this Agreement, the Financing Documents (to the extent the Offeror was bound by such agreements) and all other agreements between or among the Offeror, on the one hand, and any of the other parties hereto, on the other hand, in connection with ZSG and the Project, except, in the case of RWE being the Offeror, the EPC Contract and all agreements related thereto which shall continue to be binding obligations of RWE, and to become a party hereto, the Financing Documents and such other agreements in place and stead of the Offeror who shall simultaneously with the sale and transfer of the Offered Capital assign all of its rights and obligations under this Agreement, the Financing Documents and such other agreements to such third party (VERTRAGSUBERNAHME, BEFREIENDE

SCHULDUBERNAHME), notwithstanding any obligations of the Offeror hereunder or thereunder which by their terms shall survive the Offeror ceasing to be a Shareholder of ZSG. If a Shareholder is entitled to sell and transfer the Offered Capital to a third party purchaser pursuant to this Article 6, all Shareholders, in application of ss. 4.1 of the articles of association of ZSG, hereby consent to and approve such sale and transfer and the assignment of rights and obligations under this Agreement, the Financing Documents and such other agreements, provided, however, that if the Offered Capital is not sold within the sixty Business Day period as permitted under this Article 6, the right of the Offeror to sell, transfer and assign the Offered Capital to a third party ceases and terminates, and any approval requirement contained in ZSG's articles of association or otherwise, shall again take effect.



                           ARTICLE 7 - PIGGYBACK RIGHT


7.1 PIGGYBACK RIGHTS. In the event that Pulp Holding proposes to sell the Offered Capital to a third party pursuant to Section 6.4 after the other parties have not exercised their rights to purchase the Offered Capital, Pulp Holding shall, within 30 Business Days following the expiry of the ten and five Business Day Periods referred to in Section 6.3 hereof, give written notice (the "PIGGYBACK NOTICE") to Fahr of its intention to sell and transfer the Offered Capital pursuant to Section 6.4. Fahr may, not later than ten Business Days after receipt of the Piggyback Notice, deliver to Pulp Holding a notice in writing invoking the provisions of this Article 7 (a "PIGGYBACK DEMAND"). The delivery by Fahr of a Piggyback Demand shall be irrevocable and shall bind Fahr to sell all and transfer all, but not less than all, of the Capital and Shareholder Loans (the "PIGGYBACK CAPITAL") owned by it, in accordance with the provisions of this Article 7, subject to the provisions of the Financing Documents.

7.2 PIGGYBACK OFFER. If Fahr delivers a Piggyback Demand, then, before completing any sale and transfer pursuant to Section 6.4, Pulp Holding shall cause the third party to deliver to Fahr a notarized BONA FIDE offer (the "PIGGYBACK OFFER") to purchase from Fahr the Piggyback Capital which Piggyback Offer must be in compliance with the first sentence of Section 6.4. The Piggyback Offer must be binding upon the third party and shall contain only such terms and conditions as are identical to those upon which Pulp Holding proposes to sell to the third party the Offered Capital pursuant to Section 6.4, provided that the offer price for the Piggyback Capital, which shall be specified in the Piggyback Offer, shall be an adequate consideration based on the consideration for the Offered Capital which Pulp Holding proposes to sell to the third party pursuant to Section 6.4. The closing date and other closing arrangements for the purchase and sale transaction between Fahr and the third party shall be specified in the Piggyback Offer and shall be the same, MUTATIS MUTANDIS, as those specified between the third party and Pulp Holding. The first sentence and the proviso contained in the last sentence of Section 6.4 shall apply MUTATIS MUTANDIS to Fahr. If Fahr is entitled to sell and transfer the Piggyback Capital to the third party pursuant to this Article 7, all Shareholders, in application of ss. 4.1 of the articles of association of ZSG, hereby consent and approve such sale and transfer and the assignment of rights and obligations under this Agreement, the Financing Documents and such other agreements referred to in Section 6.4. Further, as a result of such consent and approval and the second sentence of
Section 4.2 of ZSG's articles of association, neither Article 6 hereof nor any preemptive right provided under ZSG's articles of association shall apply in the case of a sale and transfer pursuant to this Article 7.

                          ARTICLE 8 - TRIGGERING EVENTS


8.1 TRIGGERING EVENTS DEFINED. A Triggering Event is the occurrence of any one of the following events with respect to a Shareholder (the "DEFAULTING SHAREHOLDER"):

         (a)      an Event of Default;

         (b)      an Act of Insolvency;

         (c) any representation and warranty of the Shareholder contained in Sections 2.1 and 2.2 hereof, or in any instrument or document delivered pursuant to this Agreement at any time hereafter, is or becomes not true and correct in any material respect if the Shareholder has not taken all necessary steps, to the satisfaction of the other Shareholders acting reasonably, to ensure that the representation and warranty becomes true and correct no later than thirty Business Days after receipt by such Shareholder of notice from any other Shareholders that the representation and warranty is not true and correct;

         (d) occurrence of a reason for redemption (EINZIEHUNG) or forced transfer (ZWANGSUBERTRAGUNG) of the Capital of a Shareholder pursuant to ss. 11.2 of ZSG's articles of association.

A Defaulting Shareholder shall without undue delay give notice to the other parties that an event has occurred with respect to such Defaulting Shareholder which constitutes a Triggering Event or which would, if such event is not corrected or remedied or otherwise resolved to the satisfaction of the other Shareholders as contemplated above, constitute such a Triggering Event.

8.2      OBLIGATION OF A DEFAULTING SHAREHOLDER FOLLOWING A TRIGGERING EVENT.

         (a) Upon the occurrence of a Triggering Event, the Defaulting Shareholder shall promptly make a binding offer to sell and transfer all of its Capital and Shareholder Loans (including all unpaid interest accrued thereon), if any, to the other Shareholders (in such case, the "NON-DEFAULTING SHAREHOLDERS") by notice to the Non-Defaulting Shareholders (the "SALE NOTICE"). The offer shall be irrevocable and notarized. The purchase price for such Capital shall be determined in accordance with Section 8.6 hereof and the aggregate purchase price for such Shareholder Loans shall be equal to the net present value of 80% of the outstanding nominal amounts of principal of such Shareholder Loans (the discount rate being 12%) plus the amount of all unpaid interest accrued on such Shareholder Loans through the date of transfer. Subject to the provisions of the Financing Documents, the Non-Defaulting Shareholders shall have the right to purchase all, but not less than all, of the Defaulting Shareholder's Capital and Shareholder Loans, PRO RATA based upon the amount of Capital owned by each Non-Defaulting Shareholder or in such other proportion as the Non-Defaulting Shareholders may agree in writing, and shall give written notice of their decision to purchase to the Defaulting Shareholder within fifteen Business Days after receipt of the Sale Notice (the "NOTICE PERIOD"). The completion of a purchase and sale of the Defaulting Shareholder's Capital and Shareholder Loans under this Section
                  8.2 shall take place on the 15. Business Day after the expiry of the Notice Period (provided all Non-Defaulting Shareholders have timely given written notice pursuant to the preceding sentence), provided further that if the purchase price of the Capital has not been determined as per Section 8.6 hereof by such day, the completion shall take place within ten Business Days after the date on which the purchase price has been conclusively determined pursuant to Section 8.6 hereof. All Shareholders, in application of Section 4.1 of the articles of association of ZSG, hereby consent to and approve such sale and transfer of Capital and Shareholder Loans pursuant to this Section 8.2(a). Further, as a result of such consent and approval and the second sentence of Section 4.2 of the articles of association of ZSG, neither Article 6 nor 7 hereof nor any preemptive right (VORKAUFSRECHT) provided under the articles of association of ZSG shall apply to such sale and transfer. Notwithstanding any rights of the Non-Defaulting Shareholders pursuant to Section 8.2(b) hereof, if no written notice is given by all Non-Defaulting Shareholders within the Notice Period, the Non-Defaulting Shareholders shall be deemed to have rejected the offer made available to them to purchase the Capital and Shareholder Loans of the Defaulting Shareholder.

         (b) Furthermore, upon the occurrence of a Triggering Event, the Non-Defaulting Shareholders may, subject to the provisions of the Financing Documents, in their sole discretion, resolve to either redeem (EINZIEHEN) the Capital of such Defaulting Shareholder, or to transfer the Defaulting Shareholder's Capital to one or more of the Non-Defaulting Shareholders or a third party/third parties (including ZSG) designated by the Non-Defaulting Shareholder (a "FORCED TRANSFER"). The parties hereto agree among each other that a Triggering Event shall constitute a cause (WICHTIGER GRUND) within the meaning of
                  Section 11.2 (v) of ZSG's articles of association justifying the exclusion of the Defaulting Shareholder and thus a redemption or a Forced Transfer of the Capital of the Defaulting Shareholder. Redemption or Forced Transfer shall be effected against compensation for the Capital of the Defaulting Shareholder in the amount equal to the Appraised Value. Section 740 of the German Civil Code (BURGERLICHES GESETZBUCH, the "BGB") is hereby excluded. In case of a redemption or a Forced Transfer to ZSG following a Triggering Event, the compensation of the purchase price shall be payable in five equal annual installments, the first of which shall be due and payable within ten days after the Appraised Value has been conclusively determined pursuant to
                  Section 8.6 hereof unless payment of such compensation or such purchase price would result in a violation of section 30 of the German Law on Limited Liability Corporations (GESETZ BETREFFEND DIE GESELLSCHAFTEN MIT BESCHRANKTER HAFTUNG, the "GmbHG"), in which case payment shall only become due and payable

                  (without interest thereon) if and when it would not result in such violation. The redemption of any Capital shall become effective at the time of notice of the redemption to the Defaulting Shareholder, and the Forced Transfer shall become effective at the time of the later of notice of the Forced Transfer to the Defaulting Shareholder and acceptance of the Forced Transfer by the Non-Defaulting Shareholder(s) or the third party/parties designated by the Non-Defaulting Shareholders, in each case irrespective of the date of payment of the compensation or the purchase price.

                  In case of a redemption or a Forced Transfer following a Triggering Event, subject to the provisions of the Financing Documents, the Defaulting Shareholder shall offer to the other Shareholders and/or any third party/parties designated by the Non-Defaulting Shareholders to which the Forced Transfer is to be made to sell to them all of its Shareholder Loans (including all unpaid interest accrued thereon), if any, for an aggregate purchase price equal to the net present value of 80% of the outstanding nominal amounts of principal of such Shareholder Loans (the discount rate being 12%) plus the amount of all unpaid interest accrued on such Shareholder Loans through the effective date of sale and transfer of the Shareholder Loans. Such offer shall be made irrevocably by notice of the Defaulting Shareholder within ten Business Days of the date on which the Defaulting Shareholder has been notified of the resolution of the other Shareholders providing for the redemption or Forced Transfer. Any one of the other Shareholders and/or any third party/parties designated by the Non-Defaulting Shareholders to which the Forced Transfer is to be made may give notice to the Defaulting Shareholder that such other Shareholders and/or such third party/parties will accept the offer, which notice shall be given within ten Business Days of receipt of such offer from the Defaulting Shareholder. If such notice is given by any one of the other Shareholders and/or such third party/parties, the other Shareholders and/or such third party/parties are obliged to accept such offer and acquire all of the Defaulting Shareholder's Shareholder Loans either PRO RATA based on the share of Capital owned by each such other Shareholder (not taking into account all of the Capital) and/or such third party/parties (taking into account the transferred Capital), or in such other proportion as the other Shareholders and/or such third party/parties may agree in writing, or, if not all of such other Shareholders and/or such third party/parties wish to acquire a portion of such Shareholder Loans, in application of the rules set forth in Section 6.3 sentences 1 through 3 hereof. If, after application of such rules, not all of such Shareholder Loans are acquired by the other Shareholders and/or such third party/parties, the other Shareholder and/or such third party/parties who has first given notice of accepting the offer shall be obliged to acquire the final portion of such Shareholder Loans that has not been acquired by the other Shareholders and/or such third party/parties. For the event that none of the other Shareholders and/or such third party/parties accept the offer of the Defaulting Shareholder, the Defaulting Shareholder, with effect as of the date of redemption or the Forced Transfer, hereby forgives 20% of the nominal amounts of principal of such Defaulting Shareholder's Shareholder Loans and of all unpaid interest on such 20% outstanding on or having accrued through such date, with the remaining balance of such Defaulting Shareholder's Shareholder Loans to be due and payable upon complete repayment of the Project Financing (principal and interest) by ZSG, provided, however, that no amounts shall be due and payable if and to the extent payment of such amounts would result in a violation of section 30 of the GMBHG.

8.3 VOTING/DIRECTORS OF DEFAULTING SHAREHOLDER. Notwithstanding anything to the contrary herein contained, and in addition to the third sentence of Section 11.3 of ZSG's articles of association, the parties hereto contractually (SCHULDRECHTLICH) agree that upon a Triggering Event the Defaulting Shareholder shall henceforth not be entitled to vote its Capital. Notwithstanding the third sentence of Section 11.3 of ZSG's articles of association, provided that, upon the occurrence of a Triggering Event, the Non-Defaulting Shareholders neither purchase the Defaulting Shareholder's Capital nor, within ninety Business Days following such Triggering Event, resolve the redemption or Forced Transfer of the Defaulting Shareholder's Capital pursuant to the provisions of Sections 8.2(a) and (b) hereof, the Defaulting Shareholder shall again be entitled to exercise its right to vote its Capital.

8.4 OTHER REMEDIES. Upon the occurrence of a Triggering Event, in addition to the rights in Section 8.2 hereof, the Non-Defaulting Shareholders shall be entitled to bring any action at law as may be permitted in order to recover damages or to bring any proceedings in the nature of specific performance, injunction or other remedy, it being acknowledged by the

Shareholders that damages at law may be an inadequate remedy for a default, breach or threatened breach of this Agreement.

8.5 NON-WAIVER. No consent to, or waiver of, any breach or Triggering Event by any Shareholder in the performance of its obligations under this Agreement shall be deemed to be construed to be consent to, or waiver of, any other breach or Triggering Event in the performance by that Shareholder of the same or any other obligations of that Shareholder under this Agreement. Failure by any Shareholder to complain of any act or failure to act of the other Shareholder or to declare a Triggering Event in respect of the other Shareholder, shall not constitute a waiver by that Shareholder of its rights under this Agreement.

8.6      DETERMINATION OF PURCHASE PRICE.

         (A) APPRAISAL. For the purposes of Section 8.2 hereof, the purchase price or compensation for the Defaulting Shareholder's Capital shall be appraised (the "APPRAISAL") and shall be equal to the Appraised Value of the Capital as determined pursuant to this Section 8.6.

         (B) SELECTION OF APPRAISERS. Following a Triggering Event, the Non-Defaulting Shareholders and the Defaulting Shareholder shall try to agree on an appraiser to conduct the Appraisal. If such agreement cannot be reached within a period of ten Business Days as of the date of the request by the first of any of the Non-Defaulting Shareholders or the Defaulting Shareholder to appoint an appraiser, both the Non-Defaulting Shareholders and the Defaulting Shareholder shall nominate their own appraiser by specifying the firm and the individual within such firm to have responsibility for the appraisal within a period of another ten Business Days. The right to appoint an appraiser shall expire upon the expiration of the second ten Business Day period.

         (C) QUALIFICATION OF APPRAISERS AND CONDUCT OF EVALUATION. Each appointed appraiser shall be an internationally recognized (i) accounting firm, (ii) investment dealer, or (iii) firm specializing in business evaluation. The Appraisal shall be conducted by the appraiser(s) to determine the fair market value of the Capital redeemed or to be transferred as of the effective date of the transfer, redemption or Forced Transfer as per Sections 8.2 (a) and (b) according to the evaluation principles IDW S 1 (GRUNDSATZE ZUR DURCHFUHRUNG

                  VON UNTERNEHMENSBEWERTUNGEN) (as amended or replaced from time to time) accepted by the German Accounting Standard Board of the German Institute of Accountants (HAUPTFACHAUSSCHUSS DES INSTITUTES FUR WIRTSCHAFTSPRUFER). The Shareholder Loan's to be sold by the Defaulting Shareholder shall be taken into account as liability of ZSG in determining the fair market value. The Defaulting Shareholder shall not participate in the profit/loss of ZSG in respect of the then current financial year though the date of transfer or redemption.

         (D) BINDING RESULT IN CASE OF ONE APPRAISER. In case there is only one appraiser appointed, the value determined by such appraiser, who will act as arbitrating expert (SCHIEDSGUTACHTER), shall be final, conclusive and binding determination of the amount of the purchase price of, or compensation for, the Defaulting Shareholder's Capital binding upon the Defaulting Shareholder, the Non-Defaulting Shareholders, any third party/parties designated by the Non-Defaulting Shareholders and ZSG, and there shall be no contest in respect thereof to any court or arbitration except in case of manifest error by the appraiser, provided that a notice claiming such manifest error is given no later than ten Business Days following the receipt of the appraiser's written decision. Sections 318 and 319 BGB are hereby excluded. There shall be no subsequent change of the determinations of the appraiser whether as a result of any tax field audit, any change of financial statements of ZSG or otherwise.

         (E) BINDING RESULT IN CASE OF TWO APPRAISERS. In case there are two appraisers appointed, the mathematical average of the values determined by such appraisers who will act as arbitrating experts shall be final, conclusive and binding determination of the amount of the purchase price of, or compensation for, the Defaulting Shareholder's Capital which amount shall be the Appraised Value binding upon the Non-Defaulting Shareholders, the Defaulting Shareholder, any third party/parties designated by the Non-Defaulting Shareholders and ZSG, and there shall be no contest in respect thereof to any court or arbitration except in case of manifest error by any of the appraisers, provided that notice claiming such manifest error is given within ten Business Days following receipt of the respective appraisers' written decision, and provided further that the difference between the two values shall be equal to or less than 20% of the lower of the two values. If the difference of the two values is higher than 20% of the lower of the two values, the appraisers shall appoint, within thirty Business Days of the submission of both of their values to the Defaulting Shareholder, the Non-Defaulting Shareholders and ZSG, a third appraiser who shall determine the fair market value (acting as arbitrating expert) which shall be final, conclusive and binding determination of the purchase price of, or compensation for, the Defaulting Shareholder's Capital binding upon the Non-Defaulting Shareholders, the Defaulting Shareholder, any third party/parties designated by the Non-Defaulting Shareholders and ZSG and in respect of which there shall be no contest to any court or arbitration except in case of manifest error by the third appraiser provided that notice claiming such manifest error is given within ten Business Days following receipt of the third appraiser's written decision. In case the two appraisers cannot agree on a third appraiser, the third appraiser shall be appointed by the President of the INSTITUT FUR WIRTSCHAFTSPRUFER IN DEUTSCHLAND e.V., Tersteegenstrasse 14, D-40474 Dusseldorf, at the request of either the Defaulting Shareholder, the Non-Defaulting Shareholders or ZSG. In each case Sections 318 and 319 BGB are hereby excluded. There shall be no subsequent change of the determinations of the appraiser(s) whether as a result of any tax field audit, any change of financial statements of ZSG or otherwise.

         (F) ACCESS. ZSG and the Shareholders shall grant each appraiser access to all relevant books of account, records, statements and documents of ZSG and each of the Shareholders which may relate to the business and affairs of ZSG. Each Shareholder shall cooperate with each appraiser and provide to all appraisers all information and documents reasonably requested by any one of them. The Shareholders shall allow each appraiser to retain such experts as the appraiser may deem necessary to assist him in making his appraisal.

         (G) PROCEDURE. The appraisers shall grant the Defaulting Shareholder, the Non-Defaulting Shareholders (or, following the acceptance by such third party, the third party designated by the Non-Defaulting Shareholders) and ZSG the right to be heard to the same extent as such right to be heard would have to be granted by an arbitration panel in an arbitration which is to take place in Germany. The procedure shall be conducted in the English language.

         (H) COSTS. The Defaulting Shareholder shall bear the costs and expenses of the appraisals, including the fees of the appraisers and of the INSTITUT FUR WIRTSCHAFTSPRUFER IN DEUTSCHLAND e.V..



                       ARTICLE 9- GENERAL SALE PROVISIONS


9.1 APPLICATION OF GENERAL SALE PROVISIONS. Except as may otherwise be provided in this Agreement, the provisions of this Article 9 shall apply to any purchase and sale of Capital (the "SOLD CAPITAL") pursuant to Sections 6.2, 6.3 and 8.2(a) hereof.

9.2 REQUIREMENTS OF VENDOR. On the date of transfer and assignment (in this Article 9 referred to as the "CLOSING DATE"), a Shareholder selling and transferring Sold Capital pursuant to the terms of this Agreement (in this Article 9 also referred to as a "VENDOR") shall:

         (a) execute or cause the execution of notarized (if required) transfer documents, together with a representation and warranty executed by the Vendor in favor of the purchaser(s), that the Sold Capital is owned by the Vendor, free and clear of any lien, encumbrance or any rights of third parties (other than under the Financing Documents);

         (b) deliver to each of the other Shareholders and ZSG a release by the Vendor of all its claims against ZSG with respect to any matter or thing arising up to and including the Closing Date which the Vendor knew or ought to have known of in its capacity as a Shareholder or as a party hereto, as the case may be; and

         (c) deliver to the Shareholders (or third party/parties designated by the Shareholder(s)) purchasing the Sold Capital and all other parties hereto, a release by the Vendor of all of their claims against such parties relating to matters the Vendor knew or ought to have known of in its capacity as a Shareholder or as a party hereto, except for any claims which might arise out of the transactions of purchase and sale herein contemplated.

9.3 REQUIREMENTS OF PURCHASER. On the Closing Date, the Shareholder(s) (or third party/parties designated by the Shareholders) purchasing the Sold Capital (in this Article 9 referred to as the "PURCHASER(S)") shall:

         (a)      pay the purchase price for the Sold Capital;

         (b) deliver to the Vendor a release by the Purchaser(s) with respect to those matters which any of the Purchaser(s) knew or ought to have known of in its capacity as a Shareholder, or as a party hereto, of its claims against the Vendor in its capacity as a Shareholder, except for any claims which may arise out of the transactions of purchase and sale herein contemplated; and

         (c) to the extent legally possible, cause ZSG to deliver to the Vendor a release by ZSG of all its claims against the Vendor with respect to any matter or thing which the books and records of ZSG reflect or which was done in the ordinary course of ZSG's business and arising as a result of the Vendor being a Shareholder.

9.4 COVENANTS OF THE PARTIES. From and after the occurrence of an event giving rise to a transaction of purchase, sale and transfer to which this Article 9 applies until the Closing Date, the Shareholders shall not do, nor cause, nor permit to be done, anything except that which is in the ordinary course of business of ZSG. Further, the parties hereto covenant and agree that from and after the occurrence of an event giving rise to a transaction of purchase and sale pursuant to the terms hereof, they shall do all things necessary or desirable to cause the transaction of purchase and sale to be completed as soon as possible.

9.5 NO JOINT LIABILITY. For greater certainty, the parties hereto acknowledge and agree that the Purchasers in any transaction of sale and transfer contemplated in this Agreement are not jointly liable for the payment of the purchase price for the Sold Capital but are only liable for their proportionate share thereof.

9.6 LIABILITY AS GUARANTOR. If, at the time of sale, the Vendor is liable or responsible as a guarantor for any debts, liabilities or obligations of ZSG, the Purchaser(s) shall use reasonable efforts to cause all such guarantees to be released on or before the Closing Date and, if the Purchaser(s) are unable to effect the release of such guarantees, the Purchaser(s) shall execute (or cause the third party/parties designated by the Purchaser(s) to execute) in favor of the Vendor an indemnity, in form and substance satisfactory to the Vendor acting reasonably, whereby the Purchaser(s) (or the third party/parties designated by the Purchaser(s)) indemnify and hold harmless the Vendor from all claims arising out of such guarantees. Any liability of the Purchaser(s) (and the third party/parties designated by the Purchaser(s)) shall be several (and not joint and several) in proportion to the share of the Capital acquired by each Purchaser.

9.7 VENDOR INDEBTED TO ZSG OR PURCHASER(S). If, at the time of sale and transfer, the Vendor is indebted to the Purchaser(s), the Purchaser(s) shall have the right to set off, appropriate and apply the purchase price payable for the Sold Capital against and on account of such indebtedness to the Purchaser(s). The parties agree that, if at the time of sale and transfer, the Vendor is indebted to ZSG, to the extent permitted by law and the Financing Documents, the principal amounts of the Shareholder Loans of the Vendor, if any, shall be reduced by the amount of any such indebtedness (including interest thereon through the date of set-off) by way of set-off immediately prior to the Closing Date and such reduced amounts of principal shall be the basis for determining the purchase price for such Shareholder Loans as per Sections 8.2(a) and (b).

9.8 GOVERNMENTAL APPROVALS. If any Governmental Approval is required by the Purchaser(s), then, notwithstanding anything contained in this Agreement, the time period specified in this Agreement for acceptance of any offer by the Purchaser(s) shall be extended for an additional sixty Business Days to permit the Purchaser(s) to obtain the necessary Governmental Approval. Any such application for Governmental Approval shall be the sole responsibility of the Purchaser(s) who shall also be responsible for all costs and expenses incurred in connection therewith. The other Shareholders and ZSG shall use reasonable efforts to cooperate with the Purchaser(s) in any application for Governmental Approval.



                    ARTICLE 10 - RELATIONSHIP OF SHAREHOLDERS


10.1 DISCLAIMER OF PARTNERSHIP. No partnership is created by this Agreement. Nothing contained in this Agreement shall or shall be deemed to constitute the parties hereto as partners nor as agent of the other nor any other relationship whereby any party hereto could be held liable for any act or omission of the other, save as specifically provided by this Agreement. None of the parties hereto shall have any authority to act for the other or to incur any obligation on behalf of the other with respect to the subject matter of this Agreement, save as specifically provided by this Agreement. Each party hereto covenants to indemnify the other parties and hold them harmless from all claims, losses, costs, charges, fees, expenses, damages, obligations and responsibilities incurred by such parties by reason of any action or omission of the other party outside the scope of the authority specifically provided by this Agreement.

10.2 ACKNOWLEDGEMENT. The parties acknowledge that the group of companies to which Pulp Holding belongs presently operates in the pulp and paper industry and presently indirectly owns and operates a kraft pulp mill located at Blankenstein, Germany. Unless otherwise specifically provided for in this Agreement, any party hereto may independently engage in, be concerned with or interested in, lend money to, or guarantee the debts or obligations of any business endeavor whether or not competitive with the objects of the Project or ZSG, without consulting the other parties and without in any way being accountable to the other.

10.3 GOOD FAITH. Each party hereto shall act honestly and in good faith and in the best interest of the Project and ZSG and shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.



                          ARTICLE 11 - CONFIDENTIALITY


11.1 CONFIDENTIALITY. The Information shall be kept confidential and shall not, without the prior consent of the other parties, be disclosed by a party hereto or its representatives in any manner or in part and shall not be used by a party hereto or its representatives, directly or indirectly, for any purpose other than proceeding with the Project (which such proceeding shall include any financing or investing arrangements reasonably required by a Shareholder to finance all or part of its contribution of capital and loans), provided that nothing in this Agreement shall restrict or prohibit any of the parties from making such releases or other form of disclosure as (i) may be required pursuant to any laws, regulations or policies (including those of any stock exchange or quotation system) applicable to it or (ii) may be made by a party pursuant to customary written confidentiality agreements entered into by parties to consider business opportunities.

The parties hereto each agree to furnish the Information only to the respective representatives of a party hereto who need to know the Information for the purposes of proceeding with the

Project and who are informed of the confidential nature of the Information and agree to be bound by the terms hereof. The parties hereto each agree to be responsible for any breach of this Agreement by any of their respective representatives provided that such breach occurs while such representative is employed by or is under contract to such party. Each of the parties hereto shall make all reasonable necessary and appropriate efforts to safeguard the Information and the existence of discussions from disclosure to anyone other than as permitted hereby. The foregoing shall be inoperative as to such portions of the Information which (i) are or become generally available to the public other than as a result of disclosure by the parties hereto or their respective representatives, (ii) are or become available to any of the parties hereto on a non-confidential basis from a source other than the other parties hereto or their representatives or (iii) are or become known to any of the parties hereto on a non-confidential basis prior to its disclosure by the other parties hereto or their representatives.



                         ARTICLE 12 - GENERAL PROVISIONS


12.1 TERM. (a) This Agreement shall come into force on Financial Close and may not be terminated before the Project Financing (principal and interest) has been completely repaid by ZSG, provided that this Agreement shall expire and terminate automatically on the earlier of:

         (i)      the date of commencement of ZSG's liquidation;
         (ii)     December 31, 2030 (end of day).

         (b) Subject to clause (c) below and subject to the terms of the Subscription Agreement, this Agreement and the Subscription Agreement shall automatically terminate with respect to any Shareholder as from the date on which such Shareholder ceases to be a Shareholder or as otherwise set forth in this Agreement.

         (c) Sections 2.6, 8.2(b), 8.4, 8.6, 10.1, 11.1, 12.2, 12.5, 12.7
through 12.19 hereof shall continue to be in full force and effect among the parties hereto after the termination of this Agreement with respect to all parties hereto or any individual Shareholder, for a period of five years or such other period as may be set forth in any of the Sections referred to in this clause (c).

12.2 NOTICES. Unless a particular provision of this Agreement requires delivery in a specified manner, all notices, demands, approvals, consents or requests and other communications which may or are required or permitted to be given under this Agreement shall be given or made in writing and shall be delivered personally, transmitted by facsimile or sent by registered mail, charges prepaid, to the offices of the parties hereto as follows:


ZELLSTOFF STENDAL GmbH
Niedergorner Damm 1
D-39596 Arneburg
Fax No.:  0049/39321/50422
Attention:  Mr. Wolfram Ridder

RWE INDUSTRIE-LOSUNGEN GmbH
Sonnenwall 85
D-47051 Duisburg
Fax No.:  0049/203/309-1078
Attention:  Mr. Heinz-Gunter Grollmann

FAHR BETEILIGUNGEN AG
Dillenburger Strasse 69
D-51170 Koln
Fax No.:  0049/221 822-6403
Attention:  Mr. Peter Heinen

STENDAL PULP HOLDING GmbH
Charlottenstrasse 59
D-10117 Berlin
Fax No.: 0049/30-20945811
Attention: Mr. Wolfram Ridder

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted so long as the delivery or transmission occurs during normal business hours, or, if mailed, on the seventh postal delivery day next following mailing. During any period of disruption of postal service, notices shall be delivered personally or transmitted by facsimile.

Any party hereto may change its address for delivery for the purposes of this
Section 12.2 to any other address by giving notice to the other parties hereto in accordance with this Section 12.2.

12.3 ADDITIONAL DOCUMENTS. The parties hereto shall sign such further and other documents, cause such meetings to be held, resolutions passed and articles of association amended, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

12.4 TERMINATION OF ORIGINAL SHAREHOLDERS' AGREEMENT. The Original Shareholders' Agreement other than the indemnity of AIG set forth in Section 3.1 of the Original Shareholders' Agreement which shall survive and continue in full force and effect is hereby terminated and of no further force or effect.

12.5 ENTIRE AGREEMENT. This Agreement (together with the Subscription Agreement which, to the extent not explicitly superseded by provisions of this Agreement or expired pursuant to its terms, shall remain in full force and effect) represents the entire agreement between the parties hereto pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written of the parties thereto and there are no warranties, representations or other agreements between the parties hereto in connection with the subject matter of this Agreement except as specifically set forth in this Agreement (and the Subscription Agreement to the extent still in full force and effect). The Parties acknowledge that in particular the provisions of Sections 2.3 and 4.2(c) of the Subscription Agreement have been superseded by the provisions of this Agreement. This Agreement shall be read subject to, and construed in accordance with, the provisions set forth in the Financing Documents. If the performance of any provision of the Financing Documents by the parties hereto contradicts any provisions hereof, the latter shall be superseded by the respective provision of the Financing Documents, and any action undertaken or ommittence of action by the parties hereto in compliance with the Financing Documents shall not constitute a Triggering Event.

12.6 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon and enforceable by the parties hereto and, where the context so permits, their respective successors. Except as specifically set forth herein, no party hereto may assign this Agreement or any rights hereunder to any third party without the prior written approval of the other parties hereto.

12.7 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors.

12.8 ECONOMIC LOSS. Except for willful misconduct, the parties hereto shall not be liable towards each other for any indirect or consequential damage or loss such as, but not limited to, loss of profit, loss of production or loss of opportunity.

12.9 AGREEMENT TO GOVERN. In case of any conflict or uncertainty between this Agreement and the articles of association of ZSG, the Subscription Agreement, or any other agreements between the parties with respect to the Project (other than the Financing Documents), the parties agree that this Agreement shall internally take precedence over and govern all such agreements, except the articles of association of ZSG, which shall prevail.

12.10 GOVERNING LAW, ARBITRATION. This Agreement shall be governed by, and construed in accordance with, German law excluding, however, German rules of conflicts of law. To the extent legally possible, all disputes arising out of or in connection with this Agreement (including the binding effect of the Appraised Value), the articles of association of ZSG, or resolutions of the Shareholders shall be finally settled by arbitration under the Arbitration Rules by one or more arbitrators appointed in accordance therewith. The venue of arbitration shall be Frankfurt am Main, Germany. The proceedings shall be held in the English language.

12.11 LANGUAGE. The governing language of this Agreement, the EPC Contract and all meetings of the Shareholders shall be English. If for official reasons certain agreements of ZSG or its articles of association have to be executed in German, such agreements and articles of association shall be translated into English and the parties agree that, to the extent legally possible, internally such English versions shall prevail and govern for all purposes.

12.12 SEVERABILITY. If any article, section or any portion of any section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid article, section or portion thereof shall be severed from the remainder of this Agreement. Notwithstanding the generality of the foregoing, in the event that any of the provisions of this Agreement are held by a court with proper jurisdiction to be partially invalid as exceeding legal limits, such provisions shall be reduced or extended, as applicable, to their legally authorized maximum limit.

12.13 AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement shall be binding on any party hereto unless consented to in writing by such party.

No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

12.14 ARTICLES, SECTIONS, HEADINGS AND SCHEDULES. The division of this Agreement into articles and sections and the insertion of headings and schedules are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an article, section or schedule refers to the specified article or section of or schedule to this Agreement.

12.15 NUMBER AND GENDER. In this Agreement, words importing the singular number shall include the plural and VICE VERSA, and words importing the use of any gender shall include the masculine, feminine and neuter genders.

12.16 CALCULATION OF TIME. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first Business Day following such non-business day.

12.17 LEGISLATION REFERENCES. Any references in this Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

12.18 EXPENSES. Except as otherwise provided for herein, each of the parties hereto shall bear its own expenses in relation to this Agreement. The fees of the acting notary shall be borne in equal parts by each party.

12.19 ARTICLES OF ASSOCIATION OF ZSG. The articles of association of ZSG shall be further amended, as required, to conform and comply with the terms of this Agreement.

                                     ANNEX 1
                                ARBITRATION RULES

         1. The arbitration tribunal shall consist of two arbitrators and the presiding arbitrator, each of whom shall be fluent in English and may be of German or U.S. nationality. The party intending to institute arbitration proceedings against one or more other parties shall inform the other parties in writing of its intention and, at the same time, designate one arbitrator. The other parties shall, within thirty Business Days after receipt of this notice, designate a second arbitrator. If, within such time period, the other parties have not designated a second arbitrator, then at the request of the party intending to institute arbitration proceedings, the second arbitrator shall be appointed by the International Chamber of Commerce, acting as appointing authority. The two arbitrators thus appointed shall choose the presiding arbitrator. If, within thirty Business Days after the appointment of the second of the two arbitrators, the two arbitrators have not agreed upon the choice of the presiding arbitrator, then at the request of either party to the arbitration proceedings, the presiding arbitrator shall be appointed by the International Chamber of Commerce.

         2. All submissions and awards in relation to arbitration shall be made in English and all arbitration proceedings and all pleadings shall be in English. Original documents in English or German may be submitted as evidence in their original language; witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). Original documents in a language other than English or German shall be submitted as evidence in English translation accompanied by the original or a true copy thereof.

         3. The parties hereby adopt the rules of the International Chamber of Commerce as the procedural rules governing arbitration hereunder, insofar as such rules are not inconsistent with any provision of this ANNEX 1, which shall be controlling. The arbitration panel may, at the request of a party, order provisional or conservatory measures and shall have the authority to award specific performance, provided, however, that until the complete establishment of the arbitration panel, the ordinary courts shall remain competent for provisional or conservatory measures in accordance with section 1033 of the German Civil Procedure Code (ZIVILPROZESSORDNUNG). Any award shall be final and not subject to appeal and the parties hereby waive all challenge to any award of an arbitral panel under this ANNEX 1.


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         4. Any award shall be made in the currency in which the obligation would have been paid, if the obligation with respect to which the award is made was an obligation to pay money, or in Euro in all other cases.



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                                 SCHEDULE 1(aaa)

                           SHAREHOLDER LOAN AGREEMENTS



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                                 SCHEDULE 2.2(c)

                         ANCILLARY SITE ACQUISITION COST



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This deed with annex 1 and schedule 1(aaa) was read aloud by the notary, schedule 2.2(c) and annex 1 of schedule 1(aaa) were presented for review. The persons appeared consented thereto and signed together with the notary in their own hand as follows: